UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

ZENDESK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

989 Market Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 418-7506

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2022, the Compensation Committee of the Board of Directors of Zendesk, Inc. (the “Company”) adopted a form of performance restricted stock unit award agreement (the “Award Agreement”) for executive employees, to be issued pursuant to the Company’s 2014 Stock Option and Incentive Plan, as amended from time to time (the “2014 Plan”).

The Award Agreement consists of awards of performance restricted stock units (“PSUs”) with respect to the common stock of the Company, $0.01 par value per share. PSU awards made under the Award Agreement may be earned up to a specified percentage of the Target Award (as defined in the Award Agreement) based on achievement of the Company’s total shareholder return relative to the Russell 3000 Index and annual revenue growth rate goals. Subject to the continued employment of the executive and achievement of applicable goals set forth in the Award Agreement, 25% of the PSUs will vest upon the first anniversary of the vesting commencement date and the remaining 75% of the PSUs shall vest in 36 equal monthly installments thereafter.

The foregoing description of the Award Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Award Agreement filed as Exhibit 99.1 to this report.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

99.1	Form of Performance Restricted Stock Unit Award Agreement (Relative TSR and Revenue Growth) under the Zendesk, Inc. 2014 Stock Option and Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zendesk, Inc.

March 3, 2022	By:	/s/ Shelagh Glaser
	Name:	Shelagh Glaser
	Title:	Chief Financial Officer (Principal Financial Officer)